UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2006

Huntsman Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (801) 584-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2006, Huntsman International LLC, a wholly-owned subsidiary of Huntsman Corporation, entered into a Consent and Second Amendment to Credit Agreement and Amendment to Security Documents (the “Amendment”) with Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, and the other financial institutions party thereto. A copy of the Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

The Amendment provides for an additional $100 million of Term B dollar loans on the same terms as existing Term B dollar loans. These additional Term B dollar loans are expected to be made on or prior to July 14, 2006 (after which time the loan commitments expire), and will be used to repay all of Huntsman International’s $100 million outstanding Senior Floating Rate Notes due 2011. Huntsman International has provided notice to redeem these notes on July 24, 2006 subject to certain conditions. The amendment also modified certain other provisions in the credit facility, including certain of the financial covenants.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 30, 2006, Huntsman International LLC, a wholly-owned subsidiary of Huntsman Corporation, completed the acquisition of the global Textile Effects business of Ciba Specialty Chemicals Holding Inc. for approximately CHF 215 million ($172 million), subject to customary post-closing working capital and other adjustments. Textile Effects manufactures a broad range of dye and chemical products that enhance the color of finished textiles and improve such performance characteristics as wrinkle resistance and the ability to repel water and stains. The business has approximately 4,000 employees and operates eleven primary manufacturing facilities located in seven countries. It serves over 10,000 customers located in 80 countries.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The financial statements required in connection with the acquisition described in Item 2.01 are not included with this report, but, as permitted by Form 8-K, will be filed within 71 calendar days of July 7, 2006.

(b)  Pro Forma Financial Information.

The pro forma financial information required in connection with the acquisition described in Item 2.01 are not included with this report, but, as permitted by Form 8-K, will be filed within 71 calendar days of July 7, 2006.

(d)  Exhibits.

Exhibit 2.1	Share and Asset Purchase Agreement by and between Huntsman International LLC, Ciba Specialty Chemicals Holding Inc. and RM 2526 Vermogensverwaltungs GmbH dated as of February 18, 2006 (incorporated by reference to Exhibit 2.1 to the current report on Form 8-K of Huntsman Corporation filed on February 24, 2006 (File No. 001-32427)).

Exhibit 10.1

Consent and Second Amendment to Credit Agreement and Amendment to Security Documents by and among Huntsman International LLC, as Borrower, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, and the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

By:	/s/ Sean Douglas
Sean Douglas
Vice President and Treasurer

Dated:  July 7, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 2.1

Share and Asset Purchase Agreement by and between Huntsman International LLC, Ciba Specialty Chemicals Holding Inc. and RM 2526 Vermogensverwaltungs GmbH dated as of February 18, 2006 (incorporated by reference to Exhibit 2.1 to the current report on Form 8-K of Huntsman Corporation filed on February 24, 2006 (File No. 001-32427)).

Exhibit 10.1

Consent and Second Amendment to Credit Agreement and Amendment to Security Documents by and among Huntsman International LLC, as Borrower, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, and the other financial institutions party thereto